Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Bsquare Corporation of our report dated March, 18, 2021, relating to the consolidated financial statements included in the Annual Report on Form 10-K of Bsquare Corporation for the year ended December 31, 2020, filed with the Securities and Exchange Commission, and to the reference to our firm under the caption “Experts” in the Prospectus that is part of this Registration Statement.

/s/ Moss Adams LLP

Seattle, Washington

March 18, 2021